Exhibit 11.1


                             Universal Insurance Holdings, Inc.


                  Statement Regarding the Computation of Per Share Income

The following  table  reconciles the numerator  (earnings) and  denominator  (shares) of the basic and  diluted  earnings  per share  computations  for net income for the nine month and three month periods ended September 30, 2005 and 2004.

                                                   Nine Months Ended                         Nine Months Ended
                                                   September 30, 2005                        September 30, 2004
                                                   ------------------                        ------------------

                                 Income                                            Income
                                 Available to                                      Available to
                                 Common                              Per Share     Common                         Per Share
                                 Stockholders         Shares         Amount        Stockholders        Shares     Amount
                                 ------------         ------         ---------    -------------        ------     ------


Net income (loss)                 $3,857,015                                       ($401,617)
  Less: Preferred stock div          (37,460)                                        (37,460)
                                     --------                                        --------
 Income (loss) available to
   common stockholders
                                   3,819,555        32,808,000          $0.12       (439,077)       30,214,000      ($0.01)
                                                                         =====                                      =======
Effect of dilutive securities:

 Stock options and warrants                0           187,000           0.00              0                 0         ---
 Preferred stock                      37,460           568,000            ---         37,460                 0         ---
                                      ------           -------            ---         ------        ----------         ---

Income (loss) available to common
  stockholders and assumed
  conversion                      $3,857,015         3,563,000          $0.11      ($401,617)       30,214,000      ($0.01)
                                  ==========         =========          =====      ==========       ==========      =======

Options and warrants totaling  10,995,000 and 10,288,000 were excluded from the calculation of diluted earnings per share as their effect was  anti-dilutive  for the nine months ended
September 30, 2005 and 2004, respectively.




                                                   Three Months Ended                         Three Months Ended
                                                   September 30, 2005                         September 30, 2004
                                                   ------------------                         ------------------

                                 Income                                             Income
                                 Available to                                       Available to
                                 Common                              Per Share      Common                        Per Share
                                 Stockholders         Shares         Amount         Stockholders        Shares    Amount
                                 ------------         ------         ---------      ------------        ------    ------

Net income (loss)                 $2,838,144                                        ($568,298)
  Less: Preferred stock dividends    (12,482)                                         (12,482)
                                     --------                                         --------
 Income (loss) available to
   common stockholders             2,825,662        33,355,000          $0.08        (580,780)       31,300,000     ($0.02)
                                                                         ====                                       =======
Effect of dilutive securities:
  Stock options and warrants               0           228,000           0.00               0                 0        ---
  Preferred stock                     12,482           568,000            ---          12,482                 0        ---
                                      -------          --------           ---          ------           -------        ---
Income (loss) available to common
  stockholders and assumed
  conversion                      $2,838,144        34,151,000          $0.08       ($568,298)       31,300,000     ($0.02)
                                   =========        ==========          =====       ==========       ==========     =======

Options and warrants totaling 10,940,000 and 10,995,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the three months ended
September 30, 2005 and 2004, respectively.